                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Multiple Strategies Fund:

We consent to the use in this Registration Statement of Oppenheimer Multiple
Strategies Fund of our report dated October 21, 2003, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

/s/KPMG LLP
KPMG LLP

Denver, Colorado
November 19, 2003